EXHIBIT 3.3
CERTIFICATE OF FORMATION
OF
CAPELLA HOLDINGS OF OKLAHOMA, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is Capella Holdings of Oklahoma, LLC (the “LLC”).
     2. The address of the LLC’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.
     3. The LLC shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 12th day of January, 2007.

Cape Holdings of Oklahoma, LLC
/s/ D. Andrew Slusser
D. Andrew Slusser, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 03:48 PM 01/22/2007
FILED 03:25 PM 01/22/2007
SRV 070069497 — 4288637 FILE